E Com Ventures, Inc.

FOR IMMEDIATE RELEASE

Company Contact:

A. Mark Young
Chief Financial Officer
E Com Ventures, Inc.
954-335-9030


E Com Ventures, Inc. Requests for Evidence of Financial Commitment Goes Unheeded by Rachmil Lekach


Sunrise,  Fl. - May 10, 2006. On April 6, 2006, E Com Ventures,  Inc.,  (NASDAQ:
ECMV- News) received an unsolicited cash offer from Rachmil Lekach to acquire all of the outstanding common stock of the Company for $25 per share. Today the Company announced that despite numerous requests, Rachmil Lekach has not provided the Company with documentation substantiating Lekach's ability to procure financing for the acquisition. Absent such documentation, the Company has concluded that it is unable to further evaluate Lekach's offer and deems such offer without merit.

This press release may include information presented that contains forward-looking information, including statements. Some of these statements, including those that contain the words "anticipate," "believe," "plan," "estimate," "expect," "should," "intend," and other similar expressions, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements of those of our industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements are our ability to service our obligations, our ability to comply with the covenants in our credit facility, general economic conditions, competition, potential technology changes, changes in or the lack of anticipated changes in the regulatory environment in various countries, the ability to secure partnership or joint-venture relationships with other entities, the ability to raise additional capital to finance expansion, the risks inherent in new product and service introductions and the entry into new geographic markets and other factors included in our filings with the Securities and Exchange Commission.